Exhibit 99.1

Sundance Energy Inc. Announces Fourth Quarter and Full-Year 2019 Earnings Conference Call

DENVER, MARCH 6th, 2020 (GLOBE NEWSWIRE) – Sundance Energy Inc. (NASDAQ: SNDE) (“Sundance” or the “Company”) today announced timing and details for its fourth quarter and full-year 2019 earnings call.

Date: United States: Monday, March 16, 2020 – Australia: Tuesday, March 17, 2020

Time: United States: 4:00 PM MDT – Australia: 9:00 AM AEDT

USA Participants Toll Free dial-in: (844) 831-3022

Australian participants Toll Free dial-in: 1 80 0005 989
Australian (Sydney) Local dial-in: 02 82 239 773

Hong Kong participants Toll Free dial-in: 800 966 253
Hong Kong Local dial-in: 5819 4851

Singapore participants Toll Free dial-in: 800 852 6412

Singapore Local dial-in: 3165 4607

Passcode for particpants dialing in: 6452905

Webcast Link: https://edge.media-server.com/mmc/p/b8wiepz3

All participants will be asked for their full name and company when joining the conference call.

A replay of the fourth quarter and 2019 earnings call will be available on the Company’s website or at https://edge.media-server.com/mmc/p/b8wiepz3.

About Sundance Energy Inc.

Sundance Energy Inc. is an independent energy exploration and production company located in Denver, Colorado. The Company is focused on the acquisition and development of large, repeatable oil and natural gas resource plays in North America. Current activities are focused in the Eagle Ford.  A comprehensive overview of the Company can be found on Sundance’s website at www.sundanceenergy.net

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.   These statements are identified by the use of the words “project,” “believe,” “estimate,” “expect,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on Sundance. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Sundance will be those that are anticipated. Sundance’s forward-looking statements involve significant risks and uncertainties (some of which are beyond Sundance’s control) and assumptions that could cause actual results to differ materially from Sundance’s historical experience and present expectations or projections. These include, but are not limited to, risks or uncertainties associated with our previously completed redomiciliation (including the ability to recognize any benefits therefrom), the discovery and development of oil and natural gas reserves, cash flows and liquidity, business and financial strategy, budget, projections and operating results, oil and natural gas prices, amount, nature and timing of capital expenditures, including future development costs, availability and terms of capital and general economic and business conditions. You are cautioned not to place undue reliance on forward-looking statements contained in this press release, which speak only as of the date of this press release. Forward-looking statements also are affected by the risk factors described in Sundance’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, as may be amended, and those set forth from time-to-time in other filings with the SEC. Sundance undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

For more information, please contact:

John Roberts VP Finance & Investor Relations Tel: (720) 638-2400	Eric McCrady Chief Executive Officer Tel: (303) 543-5703